                                                                      EXHIBIT 99


[TECHTEAM(R) LOGO]                                                   NEWSRELEASE
--------------------------------------------------------------------------------



                                                             NASDAQ/NM -- "TEAM"




FOR IMMEDIATE RELEASE, Thursday, May 8, 2003

TECHTEAM SIGNS LETTER OF INTENT TO PURCHASE MAJORITY INTEREST IN PAN-ASIAN MULTILINGUAL SUPPORT CENTER COMPANY

POTENTIAL ACQUISITION WOULD ESTABLISH TECHTEAM'S PRESENCE IN ASIA

SOUTHFIELD, MICHIGAN, May 8, 2003...TECHTEAM GLOBAL, INC., (Nasdaq: TEAM), a global provider of information technology and business process outsourcing support services, today announced that it has entered into a non-binding letter of intent to acquire 88% of the outstanding stock in a group of Malaysian companies which provide Pan-Asian outsourced support services for the technology, finance, and telecommunications industries. The purchase price set forth in the letter of intent is U.S.$6.04 million. The group has a large support center in Malaysia, which provides support services in nine languages, as well as locations elsewhere in Asia. The group has annual revenue of approximately U.S.$10 million. One of the group's entities has Multimedia Supercorridor Company status from the Malaysian government, which provides certain tax and other advantages to the entity. The consummation of the transaction is contingent upon numerous factors, including but not limited to the completion of due diligence satisfactory to TechTeam, the negotiation and execution of the agreements necessary to purchase the outstanding stock, the successful restructuring of the group, and the execution of employment and other agreements with the remaining shareholder. If all conditions precedent to closing are satisfied, the parties have targeted closing the transaction no later than July 31, 2003.

"We are excited to announce this first step in our expansion to Asia," explained William F. Coyro, Jr., TechTeam's President and Chief Executive Officer. "This group of companies has a solid customer base and excellent management. We anticipate the acquisition of these companies will be immediately accretive to TechTeam's earnings upon closing."





                                   -- More --




--------------------------------------------------------------------------------


27335 West 11 Mile Road, Southfield, Michigan 48034 - Telephone (248) 357-2866 - Fax (248) 357-2570 - www.techteam.com

[TECHTEAM(R) LOGO]                                                   NEWSRELEASE
--------------------------------------------------------------------------------



TECHTEAM GLOBAL, INC. is a global provider of information technology and business process outsourcing services. The Company's ability to integrate computer services into a flexible, total single point of contact solution is a key element of its success. Partnerships with some of the world's "best-in-class" corporations provide TechTeam with unparalleled experience and expertise in providing the following IT support solutions: help desk/call center services, technical staffing, systems integration, and training programs. For information about TechTeam Global, Inc. and its outstanding services call 1-800-522-4451.

SAFE HARBOR STATEMENT
With the exception of statements regarding historical matters and statements regarding the Company's current status, certain matters discussed herein are forward-looking and involve substantial risks and uncertainties. Statements concerning such forward-looking matters may be identified by the use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions. Specifically, there are no assurances that the transaction contemplated in this release will be consummated. There is significant risk that the conditions precedent to closing the transaction may not occur. Further, there can be no assurance, even if the transaction is consummated, that it will be immediately accretive to earnings. Please review the risk factors for international operations as described in the Company's Annual Report on Form 10K for the fiscal year ending December 31, 2002, and other filings with the United States Securities and Exchange Commission. The forward-looking statements made by the Company in the press release are accurate as of this date. The Company is under no obligation to update these forward-looking statements.



                                       ###

CONTACTS:

TECHTEAM GLOBAL, INC.                         TECHTEAM GLOBAL, INC.
William F. Coyro, Jr.                         James M. Hoen
President and Chief Executive Officer         Vice President, Sales
(248) 357-2866                                (248) 357-2866
wcoyro@techteam.com                           jhoen@techteam.com











--------------------------------------------------------------------------------


27335 West 11 Mile Road, Southfield, Michigan 48034 - Telephone (248) 357-2866 - Fax (248) 357-2570 - www.techteam.com